SECURITIES AND EXCHANGE COMMISSION
                             Washington, B.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: December 22, 2003

                          ENERGY CORPORATION OF AMERICA
             (Exact name of registrant as specified in its charter)

                                  333-29001-01
                            (Commission File Number)

          West Virginia                                  84-1235822
   (State or other jurisdiction                        (IRS Employer
        of incorporation)                          Identification Number)


                      4643 South Ulster Street, Suite 1100
                             Denver, Colorado 80237
              (Address of principal executive offices and zip code)

                                 (303) 694-2667
              (Registrant's telephone number, including area code)


ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.

     The United States Court of Appeals for the Fourth Circuit issued an unpublished opinion in the appeal styled Energy Corporation of America v. MacKay Shields LLC, et al on December 15, 2003. The appellate court reversed the prior January 25, 2002 order of the district court a copy of which has been previously filed as Exhibit No. 99.1, vacated the final judgment orders of December 3, 2002, and December 4, 2002, copies of which are attached hereto as Exhibit Numbers 99.5 and 99.6, and remanded the case to the district court for further proceedings consistent with the opinion. The decision effectively rejected the Company's interpretation of the tax component of the calculation of Net Proceeds of an Asset Sale under the Company's Indenture dated May 23, 1997, a copy of which has been previously filed as Exhibit No. 4.3. The Company intends to file a petition for rehearing. The foregoing text is qualified in its entirety by the unpublished opinion of the United States Court of Appeals for the Fourth Circuit decided December 15, 2003.


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ITEM 7.   EXHIBITS.

     Ex. 99.4 Unpublished opinion of the United States Court of Appeals for the Fourth Circuit decided December 15, 2003 in appeal styled Energy Corporation of America v. MacKay Shields LLC, et al.

     Ex. 99.5 Stipulation and Final Judgment dated December 3, 2002 in the case styled Energy Corporation of America v. MacKay Shields LLC, et al.

     Ex. 99.6 Order of the United States District for the Southern District of West Virginia entered December 4, 2003 in the above styled case.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated: December 22, 2003            By: /s/  John Mork
                                        ----------------------------------------
                                    Name: John Mork
                                    Title: President and Chief Executive Officer


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